As filed with the Securities and Exchange Commission on October 27, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CapitalSource Inc.

(Exact name of Registrant as specified in its Charter)

Delaware	35-2206895
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

5404 Wisconsin Avenue, 2nd Floor

Chevy Chase, MD 20815

(301) 841-2700

(Address and telephone number of registrant’s principal executive offices)

Kori Ogrosky

Associate General Counsel

CapitalSource Inc.

5404 Wisconsin Avenue, 2nd Floor

Chevy Chase, MD 20815

(301) 841-2700

(Name, address and telephone number of agent for service)

Copies to:

James E. Showen, Esq.

Kevin L. Vold, Esq.

Hogan Lovells US LLP

555 Thirteenth Street, N.W.

Washington, D.C. 20004

(202) 637-5600

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☑	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee(1)
Debt Securities(2)
Preferred Stock, par value $0.01 per share(2)
Common Stock, par value $0.01 per share(2)
Warrants(2)(3)
Purchase Contracts(2)(4)
Depositary Shares, representing preferred stock(2)(5)
Units(6)

(1)	An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be issued at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange or other securities or that are issued in units or represented by depositary shares. Pursuant to Rule 415(a)(6), the registrant is including on this Registration Statement an aggregate of 5,138,557 shares of common stock registered but not sold under the registrant’s prior Registration Statement on Form S-3ASR (Reg. No. 333-154922) dated October 31, 2008 (the “Prior S-3ASR”). Filing fees in respect of these shares have been paid previously. In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all other registration fees which may subsequently be payable.
(2)	Also includes an indeterminate number of shares of preferred stock or common stock or amount of debt securities as may be issued upon conversion of or exchange for any debt securities or preferred stock that provide for conversion into or exchange for other securities. No separate consideration will be received for the securities issuable upon conversion or in exchange for debt securities of preferred stock. Also consists of an indeterminate number of shares of common stock, preferred stock, depositary shares or other securities of the registrant to be issuable by registrant upon settlement of the warrants, purchase contracts or units of the registrant.
(3)	An indeterminate amount of number of warrants is being registered hereunder, representing rights to purchase debt securities, common stock, preferred stock or other securities registered hereunder.
(4)	Each purchase contract of the registrant obligates the registrant to sell, and the holder thereto to purchase, an indeterminate number of debt securities, shares of common stock, preferred stock, depositary shares or warrants of the registrant.
(5)	Each depositary share will be issued under a deposit agreement, will represent an interest in a fractional share or multiple shares of preferred stock and will be evidenced by a depositary receipt.
(6)	Each unit will be issued under a unit agreement or indenture and will represent an interest in two or more debt securities, warrants or purchase contracts, which may or may not be separable from one another.

PROSPECTUS

Debt Securities, Common Stock, Preferred Stock, Depositary Shares,

Warrants, Purchase Contracts and Units

We may offer the securities listed above, including units consisting of any two or more of such securities, from time to time. In addition, this prospectus may be used to offer securities for the account of the selling securityholders.

This prospectus describes some of the general terms that may apply to these securities. The specific terms of any securities to be offered for sale or resale, including the specific manner in which the securities will be offered and the identity of any selling securityholders, will be described in one or more supplements to this prospectus, one or more post-effective amendments to the registration statement of which this prospectus is a part or in documents incorporated by reference into this prospectus. You should read both this prospectus and the applicable prospectus supplement before you invest in these securities.

We and any selling securityholders may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. For more detailed information, see “Plan of Distribution” on page 13. We will not receive any of the proceeds from the sale of securities by any selling securityholders.

Our common stock is listed on the New York Stock Exchange under the symbol “CSE.”

Investing in our securities involves risks. See “Risk Factors” on page 3 and, if applicable, any risk factors described in any accompanying prospectus supplement or in our Securities and Exchange Commission filings that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 27, 2011.

You should rely only on the information provided in this prospectus and in any prospectus supplement, including the information incorporated by reference. Neither we nor the selling securityholders have authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. Neither we nor the selling securityholders are making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus, or any supplement to this prospectus, is accurate at any date other than the date indicated on the cover page of these documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, or the SEC, in accordance with General Instruction I.D. of Form S-3, using a “shelf” registration process for the delayed offering and sale of securities pursuant to Rule 415 under the Securities Act of 1933, as amended, or the Securities Act. Under the shelf process, we and the selling securityholders may, from time to time, sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we and the selling securityholders may offer. Each time we or the selling securityholders sell securities, we will provide a prospectus supplement containing specific information about the terms of the securities being offered and the specific manner in which they will be offered. The prospectus supplement may also add, update or change information contained in this prospectus.

This prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. For further information, we refer you to the registration statement on Form S-3 of which this prospectus is a part, including its exhibits. Statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.

You should read this prospectus together with any additional information you may need to make your investment decision. You should also read and carefully consider the information in the documents we have referred you to in “Available Information” below. Information incorporated by reference after the date of this prospectus may add, update or change information contained in this prospectus. Any information in such subsequent filings that is inconsistent with this prospectus will supersede the information in this prospectus or any earlier prospectus supplement.

References in this prospectus to “CapitalSource,” “we,” “us” and “our” are to CapitalSource Inc. References to “CapitalSource Bank” include its subsidiaries, and references to “Parent Company” refer to CapitalSource Inc. and its subsidiaries other than CapitalSource Bank. In this prospectus, we sometimes refer to the debt securities, common stock, preferred stock, depository shares, purchase contracts, units and warrants collectively as “offered securities.”

AVAILABLE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Because our common stock trades on the New York Stock Exchange under the symbol “CSE,” those materials can also be inspected and copied at the offices of that organization. Here are ways you can review and obtain copies of this information:

What is Available	Where to Get it
Paper copies of information	SEC’s Public Reference Room
100 F Street, N.E.
Washington, D.C. 20549

The New York Stock Exchange
20 Broad Street
New York, New York 10005

On-line information, free of charge	SEC’s Internet website at
www.sec.gov

Information about the SEC’s Public Reference Room	Call the SEC at 1-800-SEC-0330

We have filed with the SEC a registration statement on Form S-3 under the Securities Act relating to the securities covered by this prospectus. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the offered securities. This prospectus does not contain all of the information set forth in the registration statement. Whenever a reference is made in this prospectus to a contract or other document, the reference is only a summary and you should refer to the exhibits that form a part of the registration statement for a copy of the contract or other document. You can get a copy of the registration statement from the sources listed above. The registration statement, the materials we file with the SEC referred to above under “Available Information” and the documents referred to below under “Incorporation of Certain Documents by Reference” are also available on our Internet website, www.capitalsource.com, under “Investor Relations — Financial Reports.” You can also obtain these documents from us (other than exhibits, unless the exhibits are specifically incorporated by reference), without charge, by requesting them by telephone or in writing at the following address:

CapitalSource Inc.

5404 Wisconsin Avenue, 2nd Floor

Chevy Chase, MD 20815

Attn: Investor Relations

(866) 876-8723

Internet Website: www.capitalsource.com

THE INFORMATION CONTAINED ON OUR WEBSITE DOES NOT

CONSTITUTE A PART OF THIS PROSPECTUS.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, except for any information that is superseded by other information that is included in or incorporated by reference into this document.

This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC (File No. 001-31753). These documents contain important information about us:

•	our Annual Report on Form 10-K for the year ended December 31, 2010;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2011 and June 30, 2011;

•

our Current Reports on Form 8-K filed with the SEC on February 18, 2011, May 2, 2011, August 31, 2011, September 15, 2011 and October 27, 2011 (except, with respect to each of the foregoing, portions of such reports which were deemed to be furnished and not filed); and

•

the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on July 25, 2003, as amended by our Registration Statement on Form 8-A/A filed with the SEC on May 22, 2006, including any amendments or reports filed for the purpose of updating such description.

We also incorporate by reference any additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (other than those “furnished” pursuant to Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the SEC), from the date of the registration statement of which this prospectus is part until the termination of the offering of the securities. These documents may include annual, quarterly and current reports, as well as proxy statements. Any material that we later file with the SEC will automatically update and replace the information previously filed with the SEC.

For purposes of this registration statement, any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement in such document.

RISK FACTORS

Investing in our securities involves risks. We urge you to carefully consider the risk factors described in our SEC filings that are incorporated by reference in this prospectus and, if applicable, in any accompanying prospectus supplement used in connection with an offering of our securities before making an investment decision. Additional risks, including those that relate to any particular securities we offer, may be included in the applicable prospectus supplement or free writing prospectus which we have authorized, or which may be incorporated by reference into this prospectus or such prospectus supplement. These risks could adversely affect our business, financial condition, results of operations or prospects and could cause the market or trading price of our securities to decline.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, which are subject to numerous assumptions, risks, and uncertainties, including certain plans, expectations, goals and projections and statements about:

•	our deposit base;

•	our intention to originate loans at CapitalSource Bank;

•	our portfolio runoff and growth;

•	the adequacy of our reserves;

•	our liquidity and capital position;

•	our plans regarding our 7.25% Convertible Debentures due 2037;

•	CapitalSource Bank’s ability to maintain sufficient liquidity and ratios under various projected scenarios;

•	the timing and form of deployment of excess capital at the Parent Company;

•	expectations regarding our application to become a bank holding company and converting CapitalSource Bank’s charter to a commercial charter;

•	the performance of our loans, including troubled debt restructurings;

•	the impact of accounting pronouncements, taxes and tax audits and examinations;

•	our unfunded commitments and deposit demands;

•	our delinquent, non-accrual and impaired loans;

•	our special purpose entities; and

•	our valuation allowance with respect to, and our realization and utilization of, net deferred tax assets.

All statements contained in this prospectus and the documents incorporated by reference in this prospectus that are not clearly historical in nature are forward-looking, and the words “anticipate,” “assume,” “intend,” “believe,” “forecast,” “expect,” “estimate,” “plan,” “continue,” “will,” “should,” “look forward” and similar expressions are generally intended to identify forward-looking statements. All forward-looking statements (including statements regarding future financial and operating results and future transactions and their results) involve risks, uncertainties and contingencies, many of which are beyond our control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance or achievements. Actual results could differ materially from those contained or implied by such statements for a variety of factors, including without limitation:

•

changes in economic or market conditions or investment or lending opportunities may result in increased credit losses and delinquencies in our portfolio and impair our ability to consummate transactions on favorable terms;

•	disruptions in economic and credit markets could prevent us from optimizing the amount of leverage we employ and could adversely affect our liquidity position;

•	movements in interest rates and lending spreads may adversely affect our borrowing strategy;

•	we may not be successful in maintaining or growing deposits or deploying capital in favorable lending transactions or originating or acquiring assets in accordance with our strategic plan;

•	competitive and other market pressures could adversely affect loan pricing;

•	reduced demand for our services; declines in asset values; expenses being higher than the income generated by the portfolio;

•	additional capital needed by CapitalSource Bank to meet regulatory requirements;

•	drawdown of unfunded commitments substantially in excess of historical drawings;

•	substantial run off of CapitalSource Bank portfolio;

•	compression of spreads;

•	higher than anticipated increase in operating expenses;

•	the nature, extent, and timing of any governmental actions and reforms;

•	the success and timing of our business strategies;

•	restrictions imposed on us by our regulators;

•	assumptions we made in connection with the various projected scenarios for CapitalSource Bank liquidity could be erroneous;

•	continued or worsening charge offs, reserves and delinquencies may adversely affect our earnings and financial results;

•	changes in tax laws or regulations could adversely affect our business; and

•

other risk factors described in our Annual Report on Form 10-K for the year ended December 31, 2010 as filed with the SEC on February 28, 2011 (“Form 10-K”), and other documents filed by us with the SEC.

All forward-looking statements included in this prospectus and the documents incorporated by reference in this prospectus are based on information available at the time the statements are made.

We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

The information contained in this section should be read in conjunction with our consolidated financial statements and related notes and the information contained in our Form 10-K and incorporated by reference into this prospectus, and other documents filed by us with the SEC.

ABOUT CAPITALSOURCE INC.

Our principal executive office is located at 5404 Wisconsin Avenue, 2nd Floor, Chevy Chase, Maryland 20815, and our telephone number is (301) 841-2700. We maintain a website at www.capitalsource.com on which we post all reports we file with the SEC under Section 13(a) of the Exchange Act. We also post on this site our key corporate governance documents, including our board committee charters, our ethics policy and our principles of corporate governance.

USE OF PROCEEDS

Unless we specify another use in the applicable prospectus supplement, we will use the net proceeds from the sale of any securities offered by us for general corporate purposes, which may include repayment of indebtedness or acquisitions. We will not receive proceeds from sales of securities by selling securityholders except as may otherwise be stated in an applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

We may issue, from time to time, debt securities in one or more series that may consist of either senior debt securities or subordinated debt securities. We will issue these securities under one or more indentures that will be subject to and governed by the Trust Indenture Act of 1939, as amended.

The applicable indenture and prospectus supplement for any series of debt securities that we issue will describe the specific terms of the offered debt securities, which may include some or all of the following:

•	the title;

•	the classification as senior securities or subordinated securities;

•	the aggregate principal amount and denomination;

•	whether the debt securities are guaranteed by subsidiary guarantors or otherwise and the terms, if any, applicable to the subsidiary or other guarantees;

•	the percentage of the principal amount that will be issued and, if other than the principal amount, the portion of the principal amount payable upon declaration of acceleration of the maturity;

•	conversion or exchange provisions, if any, including conversion or exchange prices or rates, if any;

•	the date or dates, or the method for determining such date or dates, on which the principal is payable;

•	interest rates (whether fixed or variable), the method and manner in which interest rates will be determined, if applicable, and the dates from which interest will accrue and when interest is payable;

•

the place or places where and the manner in which the principal, premium or interest will be payable and where the debt securities may be presented for transfer and, if applicable, conversion or exchange;

•	our rights or obligations to redeem or repurchase the debt securities, at our option or at the option of the holder, including sinking fund or partial redemption payments;

•	the currency or currencies in which the debt securities are denominated and payable;

•	the terms applicable to any debt securities issued at a discount from their stated principal amount;

•	the terms, if any, pursuant to which any debt securities and any subsidiary guarantees will be subordinate to any of our other debt;

•	whether the amount of payments of principal or interest may be determined by reference to an index, formula or other method and the manner in which such amounts shall be determined;

•	any applicable covenants, including, if any, covenants that provide debt holders with protection with respect to our operations, financial condition or certain transactions;

•	whether such debt securities will be issued in the form of one or more global securities or in certificated or book-entry form;

•	the applicability and terms, if any, of the defeasance and covenant defeasance provisions of the applicable indenture;

•	any applicable events of default and remedies holders of our debt securities may have upon the occurrence of an event of default;

•	the terms restricting, or otherwise applicable to, our ability to merge or consolidate with, or sell or transfer all or substantially all of our assets to, another entity;

•	the terms specifying whether and how the applicable indenture may be modified or amended with or without the consent of the holders of the debt securities; and

•	any other terms of the debt securities.

The applicable prospectus supplement will set forth material U.S. federal income tax consequences for holders of any debt securities and the securities or quotation system on which any of the debt securities are listed or quoted, if any. The debt securities may provide for less than the entire principal amount to be payable upon acceleration of maturity. We refer to such debt securities as the “original issue discount” securities. Special federal income tax, accounting and other considerations applicable to original issue discount securities will be described in the applicable prospectus supplement.

The descriptions of any indentures in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements. These descriptions do not restate those agreements in their entirety and do not contain all of the information that you may find useful. We urge you to read the applicable agreements because they, and not the summaries, define many of your rights as holders of the debt securities. For more information, please review the form of the relevant agreements, which will be filed with the SEC promptly after the offering of debt securities and will be available as described under the heading “Available Information” on page 1.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock and provisions of our Second Amended and Restated Certificate of Incorporation, as amended, and Amended and Restated Bylaws, as amended, referred to as our “certificate of incorporation” and “bylaws,” respectively, are summaries and are qualified by reference to the terms of these documents. Our authorized capital stock consists of 1.2 billion shares of common stock, par value $0.01 per share, and 50 million shares of preferred stock, par value $0.01 per share.

Common Stock

As of October 26, 2011, there were 274,756,774 shares of common stock outstanding. Our common stock is listed on The New York Stock Exchange under the symbol “CSE.”

Transfer Agent

American Stock Transfer & Trust Company serves as transfer agent for shares of our common stock.

Delaware Law and Certain Charter and Bylaw Provisions

We are subject to the provisions of Section 203 of the General Corporation Law of Delaware. In general, the statute prohibits a publicly held Delaware corporation from engaging in a “business combination” with “interested” shareholders for a period of three years after the date of the transaction in which the person became an interested shareholder, unless the business combination is approved in a prescribed manner. A “business combination” includes certain mergers, asset sales and other transactions resulting in a financial benefit to the interested shareholder. Subject to exceptions, an “interested” shareholder is (a) a person who, alone or together with his affiliates and associates, owns 15% or more of the corporation’s voting stock or (b) a person who is an affiliate or associate of the corporation, and who, alone or together with his affiliates and associates, owns, or within the prior three years did own, 15% or more of the corporation’s voting stock.

Our certificate of incorporation and bylaws provide that:

•	the board of directors be divided into three classes, with staggered three-year terms;

•

directors may be removed only for cause and only by the affirmative vote of at least a majority of the voting power of all of the then outstanding shares of our capital stock entitled to vote generally in the election of directors voting together as a single class; and

•

any vacancy on the board of directors, however the vacancy occurs, including a vacancy due to an enlargement of the board, may only be filled by the affirmative vote of a majority the directors then in office.

The classification of our board of directors and the limitations on removal of directors and filling of vacancies could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from, acquiring us.

Our bylaws also provide that:

•	any action required or permitted to be taken by the shareholders at an annual meeting or special meeting of shareholders may only be taken if it is properly brought before such meeting; and

•

special meetings of the shareholders may be called by our board of directors, the chairman of our board of directors, our Chief Executive Officer or our President and shall be called by our Secretary at the written request of at least 10% in voting power of all capital stock outstanding and entitled to cast votes at the meeting.

Our bylaws provide that, in order for any shareholder business (other than shareholder nominations of directors) to be considered “properly brought” before a meeting, a shareholder must comply with requirements regarding advance notice to us. For business to be properly brought before a meeting by a shareholder, it must be a proper matter for shareholder action under the Delaware General Corporation Law, the shareholder must have given timely notice thereof in writing to our Secretary, and the notice must comply with the procedures set forth in our bylaws. Except for shareholder proposals submitted in accordance with the federal proxy rules as to which the requirements specified therein shall control, a shareholder’s notice, to be timely, must be delivered to or mailed and received at our principal executive offices, not less than 120 calendar days prior to the one year anniversary of the date of our proxy statement issued in connection with the prior year’s annual meeting in the case of an annual meeting, and not less than 60 calendar days prior to the meeting in the case of a special meeting; provided, however, that if a public announcement of the date of the special meeting is not given at least 70 days before the scheduled date for the special meeting, then a shareholder’s notice will be timely if it is received at our principal executive offices within 10 days following the date public notice of the meeting date is first given, whether by press release or other public filing.

Our bylaws also provide that subject to the rights of holders of any class or series of capital stock then outstanding, nominations for the election or re-election of directors at a meeting of the shareholders may be made by any shareholder entitled to vote in the election of directors generally who complies with the procedures set forth in our bylaws and who is a shareholder of record at the time notice is delivered to our Secretary. Any shareholder entitled to vote in the election of directors generally may nominate one or more persons for election or re-election as directors at an annual meeting only if timely notice of such shareholder’s intent to make such nomination or nominations has been given in writing to our Secretary. To be timely, a shareholder’s notice must be delivered to or mailed and received at our principal executive offices not less than 120 calendar days prior to the one year anniversary of the date of our proxy statement issued in connection with the prior year’s annual meeting in the case of an annual meeting, and not less than 60 calendar days prior to the meeting in the case of a special meeting; provided, however, that if a public announcement of the date of the special meeting is not given at least 70 days before the scheduled date for the special meeting, then a shareholder’s notice will be timely if it is received at our principal executive offices within 10 days following the date public notice of the meeting date is first given, whether by press release or other public filing.

The purpose of requiring shareholders to give us advance notice of nominations and other shareholder business is to afford our board of directors a meaningful opportunity to consider the qualifications of the proposed nominees and the advisability of the other proposed business and, to the extent deemed necessary or desirable by our board of directors, to inform shareholders and make recommendations about such qualifications or business, as well as to provide a more orderly procedure for conducting meetings of shareholders. Although our bylaws do not give our board of directors any power to disapprove shareholder nominations for the election of directors or proposals for action, they may have the effect of precluding a contest for the election of directors or the consideration of shareholder proposals if proper procedures are not followed and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal without regard to whether consideration of such nominees or proposals might be harmful or beneficial to us and our shareholders. These provisions could also delay shareholder actions which are favored by the holders of a majority of our outstanding voting securities until the next shareholders’ meeting.

Delaware corporate law provides generally that the affirmative vote of a majority of the shares entitled to vote on such matter is required to amend a corporation’s certificate of incorporation or bylaws, unless a corporation’s certificate of incorporation or bylaws requires a greater percentage. Our certificate of incorporation permits our board of directors to amend or repeal most provisions of our bylaws by majority vote but requires the affirmative vote of the holders of at least 66 2/3% of the voting power of all of the then outstanding shares of our capital stock entitled to vote to amend or repeal certain provisions of our bylaws. Generally, our certificate of incorporation may be amended by holders of a majority of the voting power of the then outstanding shares of our capital stock entitled to vote. No amendment of the provision of our certificate of incorporation providing for the division of our board of directors into three classes with staggered three-year terms may be approved absent the affirmative vote of the holders of at least 66 2/3% of the voting power of all the then outstanding shares of capital stock entitled to vote. The shareholder vote with respect to an amendment of our certificate of incorporation or bylaws would be in addition to any separate class vote that might in the future be required under the terms of any series of preferred stock that might be outstanding at the time any such amendments are submitted to shareholders.

Limitation of Liability and Indemnification of Officers and Directors

Our bylaws provide indemnification, including advancement of expenses, to the fullest extent permitted under applicable law to any person made or threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative by reason of the fact that such person is or was a director or officer of CapitalSource, or is or was serving at our request as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise, including service with respect to an employee benefit plan. In addition, our certificate of incorporation provides that our directors will not be personally liable to us or our shareholders for monetary damages for breaches of their fiduciary duty as directors, except in cases of (i) breach of the directors’ duty of loyalty to us or our shareholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (iii) violations of Section 174 of the General Corporation Law of the State of Delaware; or (iv) any transaction from which the director derived an improper personal benefit. This provision does not limit or eliminate our rights or the rights of any shareholder to seek nonmonetary relief such as an injunction or rescission in the event of a breach of a director’s duty of care. In addition, this provision does not limit the directors’ responsibilities under Delaware law or any other laws, such as the federal securities laws. We have obtained insurance that insures our directors and officers against certain losses and which insures us against our obligations to indemnify the directors and officers. We also have entered into indemnification agreements with our directors and executive officers.

Shareholder Registration Rights

Generally

Certain of our existing shareholders, including members of our management, are entitled to certain rights with respect to the registration of such shares under the Securities Act pursuant to an Amended and Restated Registration Rights Agreement that we entered into with certain of our existing shareholders in connection with the closing of our August 2002 recapitalization transaction. All of these shares currently are tradable, subject to compliance with the volume and manner of sale provisions of Rule 144 under the Securities Act, and any shares registered pursuant to the agreement would become freely tradable without restriction under the Securities Act. Our existing shareholders, by exercising their registration rights, could cause a large number of shares of our common stock to be registered and publicly sold, which could cause the market price of shares of our common stock to decline significantly.

S-3 Demand Registration Rights

Under the terms of our Amended and Restated Registration Rights Agreement, so long as we remain eligible to register securities by means of a registration statement on Form S-3, holders of our registrable shares have the right, subject to certain limitations, to demand the registration of their shares of common stock provided that the aggregate market value of the shares of common stock to be registered equals at least $10 million. We expect to satisfy any exercises of these rights through preparation of a prospectus supplement to this prospectus.

Preferred Stock

Our board of directors is authorized, without further vote or action by the shareholders, to issue from time to time up to an aggregate of 50 million shares of preferred stock in one or more series. As of the date of this prospectus, there are no shares of preferred stock outstanding. Each series of preferred stock shall have the number of shares, designations, preferences, voting powers, qualifications and special or relative rights or privileges as shall be determined by our board of directors, which may include, but are not limited to, dividend rights, voting rights, redemption and sinking fund provisions, liquidation preferences, conversion rights and preemptive rights. We will distribute a supplement to this prospectus relating to any series of preferred stock we may offer. The prospectus supplement will describe the specific terms of the particular series of preferred stock offered.

Our board of directors has the authority to issue preferred stock and to determine its rights and preferences in order to eliminate delays associated with a shareholder vote on specific issuances. The issuance of preferred stock, while providing desired flexibility in connection with possible acquisitions and other corporate purposes, could adversely affect the voting power or other rights of the holders of our common stock, and could make it more difficult for a third party to acquire, or could discourage a third party from attempting to acquire, a majority of our outstanding voting stock.

DESCRIPTION OF DEPOSITARY SHARES

We may elect to have shares of preferred stock represented by depositary shares. The shares of any series of the preferred stock underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company that we select. The prospectus supplement relating to a series of depositary shares will set forth the name and address of this preferred stock depositary. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, proportionately, to all the rights, preferences and privileges of the preferred stock represented by such depositary share, including dividend, voting, redemption, conversion, exchange and liquidation rights. As of the date of this prospectus, there are no depositary shares outstanding.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement, each of which will represent the applicable interest in a number of shares of a particular series of the preferred stock described in the applicable prospectus supplement.

We will distribute a prospectus supplement relating to any depositary shares that we may offer. The prospectus supplement will describe specific terms relating to the offering, including a description of the depositary shares and any applicable deposit agreement. These terms will include some or all of the following:

•

terms, procedures and limitations under which holders of depositary shares will be entitled to receive dividends, distributions, rights, preferences or privileges or the net proceeds of any sale, or who will be entitled to give instructions for the exercise of voting rights at a meeting at which holders of preferred stock are entitled to vote or to receive notice of such a meeting or of a redemption or conversion;

•	terms relating to the procedure for receiving notice of, and voting at, any meeting at which the holders of any shares of preferred stock underlying the depositary shares are entitled to vote;

•	terms relating to amendment and termination of the applicable deposit agreement;

•	terms relating to the resignation of the depositary and the appointment of a successor depositary;

•	terms setting forth our obligation, if any, to pay the charges of the depositary;

•	a discussion of provisions relating to our and the depositary’s obligations and liabilities under the deposit agreement;

•	a discussion of material federal income tax considerations, if applicable; and

•	any other terms of the depositary shares, including terms, procedures and limitations relating to the transferability, conversion, exchange, exercise, surrender or redemption of the depositary shares.

The description of certain provisions of any deposit agreement and any related depositary shares and depositary receipts in this prospectus and in any prospectus supplement are summaries of the material provisions of that deposit agreement and of the depositary shares and depositary receipts. These descriptions do not restate those agreements and do not contain all of the information that you may find useful. We urge you to read the applicable agreements because they, and not the summaries, define many of your rights as a holder of the depositary shares. For more information, please review the form of deposit agreement and form of depositary receipts relating to each series of the preferred stock, which will be filed with the SEC promptly after the offering of that series of preferred stock and will be available as described under the heading “Available Information” on page  1.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt securities, common stock, preferred stock or other securities described in this prospectus. We may issue warrants independently or as part of a unit with other securities. Warrants sold with other securities as a unit may be attached to or separate from the other securities. We will issue warrants under separate warrant agreements between us and a warrant agent that we will name in the applicable prospectus supplement. As of the date of this prospectus, there are no warrants outstanding.

We will distribute a prospectus supplement relating to any warrants that we may offer. The prospectus supplement will describe specific terms relating to the offering, including a description of any other securities being offered together with the warrants. These terms will include some or all of the following:

•	the title of the warrants;

•	the aggregate number of warrants;

•	the price or prices at which the warrants will be issued;

•	terms relating to the currency or currencies, in which the prices of the warrants may be payable;

•

the designation, number and terms of the debt securities, common stock, preferred stock or other securities or rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies or indices, purchasable upon exercise of the warrants and procedures by which those numbers may be adjusted;

•	the exercise price of the warrants, including any provisions for changes or adjustments to the exercise price, and terms relating to the currency in which such price is payable;

•	the dates or periods during which the warrants are exercisable;

•	the designation and terms of any securities with which the warrants are issued as a unit;

•	if the warrants are issued as a unit with another security, the date on which the warrants and the other security will be separately transferable;

•	if the exercise price is not payable in U.S. dollars, terms relating to the currency in which the exercise price is denominated;

•	any minimum or maximum amount of warrants that may be exercised at any one time; any terms relating to the modification of the warrants;

•	a discussion of material federal income tax considerations, if applicable; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the transferability, exchange, exercise or redemption of the warrants.

Warrants issued for securities other than our debt securities, common stock or preferred stock will not be exercisable until at least one year from the date of sale of the warrant.

The applicable prospectus supplement will describe the specific terms of any warrant units.

The descriptions of the warrant agreements in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements. These descriptions do not restate those agreements in their entirety and do not contain all of the information that you may find useful. We urge you to read the applicable agreements because they, and not the summaries, define many of your rights as holders of the warrants or any warrant units. For more information, please review the form of the relevant agreements, which will be filed with the SEC promptly after the offering of warrants or warrant units and will be available as described under the heading “Available Information” on page 1.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts obligating holders to purchase from us, and us to sell to the holders, a number of debt securities, shares of our common stock or preferred stock, depositary shares or warrants at a future date or dates. The purchase contracts may require us to make periodic payments to the holders of the purchase contracts, which may or may not be unsecured. As of the date of this prospectus, there are no purchase contracts outstanding.

The prospectus supplement relating to any purchase contracts we are offering will describe the material terms of the purchase contracts and any applicable pledge or depository arrangements, including one or more of the following:

•	the stated amount a holder will be obligated to pay in order to purchase our debt securities, common stock, preferred stock, depositary shares or warrants or the formula to determine such amount;

•

the settlement date or dates on which the holder will be obligated to purchase the securities. The prospectus supplement will specify whether certain events may cause the settlement date to occur on an earlier date and the terms on which an early settlement would occur;

•	the events, if any, that will cause our obligations and the obligations of the holder under the purchase contract to terminate;

•

the settlement rate, which is a number that, when multiplied by the stated amount of a purchase contract, determines the number of securities that we will be obligated to sell and a holder will be obligated to purchase under that purchase contract upon payment of the stated amount of a purchase contract. The settlement rate may be determined by the application of a formula specified in the prospectus supplement. Purchase contracts may include anti-dilution provisions to adjust the number of securities to be delivered upon the occurrence of specified events;

•

whether the purchase contracts will be issued separately or as part of units consisting of a purchase contract and an underlying security with an aggregate principal amount equal to the stated amount. Any underlying securities will be pledged by the holder to secure its obligations under a purchase contract. Underlying securities may be our debt securities, depositary shares, preferred securities, common stock, warrants or debt obligations or government securities;

•	the terms of any pledge arrangement relating to any underlying securities; and

•	the amount and terms of the contract fee, if any, that may be payable. The contract fee may be calculated as a percentage of the stated amount of the purchase contract or otherwise.

The descriptions of the purchase contracts and any applicable underlying security or pledge or depository arrangements in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements. These descriptions do not restate those agreements in their entirety and may not contain all the information that you may find useful. We urge you to read the applicable agreements because they, and not the summaries, define many of your rights as holders of the purchase contracts. For more information, please review the form of the relevant agreements, which will be filed with the SEC promptly after the offering of purchase contracts or purchase contract units and will be available as described under the heading “Available Information” on page 1.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The prospectus supplement will describe:

•

the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

•	a description of the terms of any unit agreement governing the units;

•	a description of the provisions for the payment, settlement, transfer or exchange of the units;

•	a discussion of material federal income tax considerations, if applicable; and

•	whether the units will be issued in fully registered or global form.

The descriptions of the units and any applicable underlying security or pledge or depository arrangements in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements. These descriptions do not restate those agreements in their entirety and may not contain all the information that you may find useful. We urge you to read the applicable agreements because they, and not the summaries, define many of your rights as holders of the units. For more information, please review the form of the relevant agreements, which will be filed with the SEC promptly after the offering of units and will be available as described under the heading “Available Information” on page  1.

BOOK-ENTRY SECURITIES

The securities offered by means of this prospectus may be issued in whole or in part in book-entry form, meaning that beneficial owners of the securities may not receive certificates representing their ownership interests in the securities, except in the event the book-entry system for the securities is discontinued. Securities issued in book-entry form will be evidenced by one or more global securities that will be deposited with, or on behalf of, a depository identified in the applicable prospectus supplement relating to the securities. Unless and until it is exchanged in whole or in part for the individual securities represented thereby, a global security may not be transferred except as a whole by the depository for the global security to a nominee of such depository or by a nominee of such depository to such depository or another nominee of such depository or by the depository or any nominee of such depository to a successor depository or a nominee of such successor. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depository arrangement with respect to a class or series of securities that differ from the terms described here will be described in the applicable prospectus supplement.

SELLING SECURITYHOLDERS

Information about selling securityholders, where applicable, will be set forth in a prospectus supplement.

PLAN OF DISTRIBUTION

Sales by Us

We may sell any of the securities being offered by this prospectus in any one or more of the following ways from time to time:

•	through agents or dealers;

•	to or through underwriters;

•	directly to purchasers or existing stockholders; or

•	through a combination of any of these methods.

The prospectus supplement relating to the offered securities will set forth its offering terms, including the name or names of any underwriters, dealers or agents, the purchase price of the offered securities and the proceeds to us from the sale, any underwriting discounts, commissions and other items constituting underwriters’ compensation, any initial public offering price and any underwriting discounts, commissions and other items allowed or reallowed or paid to dealers or agents and any securities exchanges on which the offered securities may be listed.

We may use one or more underwriters in the sale of the offered securities, in which case the offered securities will be acquired by the underwriter or underwriters for their own account and may be resold from time to time in one or more transactions either:

•	at a fixed price or prices, which may be changed,

•	at market prices prevailing at the time of sale,

•	at prices related to the prevailing market prices, or

•	at negotiated prices.

In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by the us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in any such sale transactions would be an underwriter, as that term is defined in the Securities Act, and would be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

We may engage in at the market offerings of our common stock. An at the market offering is an offering of our common stock at other than a fixed price to or through a market maker. Under Rule 415(a)(4) of the Securities Act, the total value of at the market offerings made under this prospectus may not exceed 10% of the aggregate market value of our common stock held by non-affiliates. Any underwriter that we engage for an at the market offering would be named in a post-effective amendment to the registration statement of which this prospectus is a part.

We may directly solicit offers to purchase the securities and may sell such securities directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The prospectus supplement will describe the terms of any such sales.

Agents designated by us may solicit offers to purchase the securities from time to time. The prospectus supplement will name any such agent involved in the offer or sale of the securities and will set forth any commissions payable by us to such agent. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter of the securities so offered and sold.

If the securities are sold by means of an underwritten offering, we will execute an underwriting agreement with an underwriter or underwriters at the time an agreement for such sale is reached. A prospectus supplement will be used by the underwriters to make resales of the securities to the public and will set forth the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any. If underwriters are utilized in the sale of the securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriter at the time of sale. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. In connection with the sale of offered securities, the underwriter may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of offered securities for whom they may act as agents. Underwriters may also sell offered securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents.

Unless otherwise set forth in the applicable prospectus supplement, the obligations of underwriters to purchase the offered securities will be subject to certain conditions precedent, and such underwriters will be obligated to purchase all such securities, if any are purchased. In connection with the offering of securities, we may grant to the underwriters an option to purchase additional securities to cover over-allotments at the initial public offering price, with an additional underwriting commission, as may be set forth in the accompanying prospectus supplement. If we grant any over-allotment option, the terms of such over-allotment option will be set forth in the prospectus supplement for such securities.

In connection with an offering of securities, underwriters may purchase and sell the securities in the open market. These transactions may include over-allotment, syndicate covering transactions, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act. An over-allotment involves sales in excess of the offering size, which create a short position. Syndicate covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short-covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. These activities may have the effect of raising or maintaining the market price of the securities or preventing or slowing a decline in the market price of the securities. As a result, the price of the securities may be higher than the price that might otherwise exist in the open market. In addition, a penalty bid may discourage the immediate resale of securities sold in this offering. Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the securities. In addition, neither we nor the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

If a dealer is utilized in the sale of the securities, we will sell such securities to the dealer as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the securities so offered and sold. The prospectus supplement will set forth the name of the dealer and the terms of the transaction, including any commissions, discounts or other compensation provided.

If an applicable prospectus supplement indicates, we will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase securities from us at the public offering price set forth in the prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the price to be paid for offered securities pursuant to the contracts, the commission payable for solicitation of the contracts and the date or dates in the future for delivery of offered securities pursuant to the contracts.

The securities may also be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms, which we refer to as “remarketing firms,” acting as principals for their own accounts or as agents for us. The prospectus supplement will identify any remarketing firm and will describe the terms of its agreement, if any, with us and its compensation. Remarketing firms may be deemed to be underwriters, as such term is defined in the Securities Act, in connection with the securities remarketed thereby. Remarketing firms may also be customers of, engage in transactions with or perform services for us and our subsidiaries in the ordinary course of business.

Each series of securities will be a new issue with no established trading market, other than the common stock which is listed on the New York Stock Exchange. Any common stock sold pursuant to a prospectus supplement will be listed on such exchange, subject to official notice of issuance. We may elect to list any series of debt securities, preferred stock, depositary shares, warrants, purchase contracts or units on an exchange or in a market, but we will not be obligated to do so. It is possible that one or more underwriters may make a market in a series of the securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, we can give no assurance as to the liquidity of the trading market for the securities.

Agents, underwriters and dealers may be customers of, engage in transactions with, or perform services for, us and our subsidiaries in the ordinary course of business.

Agents, underwriters, dealers and remarketing firms may be entitled, under agreements that may be entered into with us, to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to any contribution with respect to payments which they may be required to make in respect thereof and may engage in transactions with, or perform services for, us in the ordinary course of business.

Sales by Selling Securityholders

Selling securityholders may use this prospectus in connection with resales of the securities. The applicable prospectus supplement will identify the selling securityholders, the terms of the securities and any material relationships between us and the selling securityholders. Selling securityholders may be deemed to be underwriters under the Securities Act in connection with the securities they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act.

Unless otherwise set forth in a prospectus supplement, the selling securityholders will receive all the proceeds from the resale of the securities. We will not receive any proceeds from the resale by the selling securityholders of common stock. We will bear the fees and expenses incurred in connection with our obligation to register common stock held by selling securityholders. Unless otherwise set forth in a prospectus supplement, the selling securityholders will pay all underwriting discounts, commissions and agent’s commissions, if any. The registration of the selling securityholders’ shares of common stock does not necessarily mean that the selling securityholders will offer or sell any of their shares.

The selling securityholders may offer and sell shares of common stock from time to time in one or more transactions, either:

•	at a fixed price or prices, which may be changed,

•	at market prices prevailing at the time of sale,

•	at varying prices related to the prevailing market prices, or

•	at negotiated prices.

Any such price may be changed from time to time. Each selling securityholder will act independently from us in making decisions with respect to the timing, manner of sale, amount of securities to be sold and the pricing of any transaction. These prices will be determined by the selling securityholder or by agreement between such holder and underwriters, brokers or dealers who may receive fees or commissions in connection with such sale. Such sales may be effected by a variety of methods, including the following:

•	in market transactions;

•	in privately negotiated transactions;

•	through the writing of options;

•	in a block trade in which a broker-dealer will attempt to sell a block of securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	if we agree to it prior to the distribution, through one or more underwriters on a firm commitment or best-efforts basis;

•	through broker-dealers, who may act as agents or principals;

•	directly to one or more purchasers;

•	through agents; or

•	in any combination of the above or by any other legally available means.

The prospectus supplement relating to the resale of securities will set forth the specific terms of the resale offer, including the names of the selling securityholders.

In connection with the sale of the shares of common stock, the selling securityholders may enter into hedging transactions with brokers, dealers or other financial institutions, who may in turn engage in short sales of common stock, deliver the shares of common stock to close out such short positions, or loan or pledge the shares of common stock to brokers, dealers or other financial institutions that in turn may sell such securities.

The underwriter or underwriters with respect to an underwritten offering of common stock and the other material terms and conditions of the underwriting will be set forth in a prospectus supplement relating to such offering and, if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover of the prospectus supplement. In connection with the sale of the shares of common stock, underwriters will receive compensation in the form of underwriting discounts or commissions and may also receive commissions from purchasers of debentures and underlying common stock for whom they may act as agent. Underwriters may sell to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.

The selling securityholders may decide to sell all, any portion or none of the shares of common stock offered by them pursuant to the applicable prospectus supplement. In addition, the selling securityholders may transfer, devise or give the shares of common stock by other means not described in this prospectus.

The selling securityholders and any underwriters, brokers, dealers, other financial institutions or agents participating in a distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any profit on the sale of the shares of common stock by the selling securityholders and any commissions received by any such underwriters, broker-dealers or agents may be deemed to be underwriting commissions under the Securities Act. If any selling securityholder is deemed to be an underwriter, the selling securityholder may be subject to statutory liabilities including, but not limited to, those of Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

The selling securityholders and any other person participating in a distribution will be subject to the applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including, without limitation, Regulation M, which may limit the timing of purchases and sales of any shares of common stock by the selling securityholders and any other relevant person. Furthermore, Regulation M may restrict the ability of any person engaged in a distribution of the shares of common stock to engage in market-making activities with respect to the common stock being distributed. All of the above may affect the marketability of common stock and the ability of any person or entity to engage in market-making activities with respect to common stock.

Under the securities laws of certain states, the shares of common stock may be sold in those states only through registered or licensed brokers or dealers. In addition, in certain states the shares of common stock may not be sold unless such shares of common stock have been registered or qualified for sale in the state or an exemption from registration or qualification is available and complied with.

We will supply the selling securityholders and any stock exchange upon which the securities are listed with reasonable quantities of copies of this prospectus. To the extent required by Rule 424 under the Securities Act in connection with any resale or redistribution by a selling security holder, we will file a prospectus supplement setting forth:

•	the aggregate number of securities to be sold;

•	the purchase price;

•	the public offering price;

•	if applicable, the names of any underwriter, agent or broker-dealer; and

•

any applicable commissions, discounts, concessions, fees or other items constituting compensation to underwriters, agents or broker-dealers with respect to the particular transaction (which may exceed customary commissions or compensation).

We may agree to indemnify the selling securityholders against certain civil liabilities, including certain liabilities arising under the Securities Act, and the selling securityholders may be entitled to contribution from us in connection with those liabilities. The selling securityholders may agree to indemnify us against certain civil liabilities, including liabilities arising under the Securities Act, and may be entitled to contribution severally from the selling securityholders in connection with those liabilities.

LEGAL MATTERS

In connection with particular offerings of the securities in the future, and if stated in the applicable prospectus supplement, the validity of those securities and certain U.S. federal income tax matters may be passed upon for us by Hogan Lovells US LLP, and for the underwriters or agents by counsel named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of CapitalSource Inc. appearing in CapitalSource Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2010, and the effectiveness of CapitalSource Inc.’s internal control over financial reporting as of December 31, 2010, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such consolidated financial statements and CapitalSource Inc. management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2010 are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions. Other than the SEC registration fee, all the amounts listed are estimates.

SEC Registration Fee(1)	$—
Accounting Fees and Expenses	50,000
Legal Fees and Expenses	50,000
Miscellaneous Expenses	25,000

Total	$125,000

(1)	In accordance with Rules 456(b) and 457(r), except with respect to unsold securities that were previously registered, the registrant is deferring payment of all of the registration fees.

Item 15.	Indemnification of Officers and Directors.

Section 145 of the Delaware General Corporation Law sets forth provisions that define the extent to which a corporation organized under the laws of Delaware may indemnify directors, officers, employees or agents. Section 145 provides as follows:

(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer of the corporation at the time of such determination: (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum; or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum; or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion; or (4) by the stockholders.

(e) Expenses (including attorneys’ fees) incurred by an officer or director of the corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents of the corporation or by persons serving at the request of the corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. A right to indemnification or to advancement of expenses arising under a provision of the certificate of incorporation or a bylaw shall not be eliminated or impaired by an amendment to the certificate of incorporation or the bylaws after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).

Article VII of our bylaws, as amended, provides, in part, that we shall, to the full extent permitted under applicable law, indemnify and, upon request, advance expenses to any person:

“. . . made or threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative . . . arising out of, relating to, based upon, in connection with or due to the fact that such person is or was a director or officer of the Corporation, any predecessor of the Corporation or any subsidiary of the Corporation, or is or was serving at the request of the Corporation, any predecessor of the Corporation or any subsidiary of the Corporation as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise, including service with respect to an employee benefit plan . . . .”

Section 102(b)(7) of the Delaware General Corporation Law permits corporations to eliminate or limit the personal liability of their directors by adding to the certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of any director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.

Article VI of our certificate of incorporation provides that:

“[n]o director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that the foregoing shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (iii) under Section 174 of the General Corporation Law of the State of Delaware; or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of the State of Delaware shall be amended to permit further elimination or limitation of the personal liability of directors, then the liability of a director of the Corporation shall, automatically, without any further action, be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware as so amended. Any repeal or modification of this Article VI by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omission occurring prior to, such repeal or modification.”

In addition, we have entered into indemnification agreements with each of our directors and executive officers. These indemnification agreements provide for the indemnification of our directors and officers to the fullest extent permitted by Delaware law, whether or not expressly provided for in our Amended and Restated Bylaws, as amended, and set forth the process by which claims for indemnification are considered.

Item 16.	Exhibits

(a) Exhibits

The Exhibit Index filed herewith is incorporated herein by reference.

(b) Financial Statement Schedules

None.

Item 17.	Undertakings.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(8) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Chevy Chase, State of Maryland, on October 27, 2011.

CAPITALSOURCE INC.

By:	/s/ STEVEN A. MUSELES
Steven A. Museles
Co-Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that the individuals whose signatures appear below constitute and appoint James J. Pieczynski and Kori Ogrosky, and each and any of them, his or her true and lawful attorney-in-fact and agents with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.

Pursuant to the requirement of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/S/ STEVEN A. MUSELES Steven A. Museles	Director and Co-Chief Executive Officer (Principal Executive Officer)	October 27, 2011

/S/ JAMES J. PIECZYNSKI James J. Pieczynski	Director and Co-Chief Executive Officer (Principal Executive Officer)	October 27, 2011

/S/ DONALD F. COLE Donald F. Cole	Chief Financial Officer (Principal Financial Officer)	October 27, 2011

/S/ BRYAN D. SMITH Bryan D. Smith	Chief Accounting Officer (Principal Accounting Officer)	October 27, 2011

/S/ JOHN K. DELANEY John K. Delaney	Executive Chairman and Chairman of the Board	October 27, 2011

Signature	Title	Date

/S/ WILLIAM G. BYRNES William G. Byrnes	Director	October 27, 2011

/S/ ANDREW B. FREMDER Andrew B. Fremder	Director	October 27, 2011

/S/ SARA GROOTWASSINK LEWIS Sara Grootwassink Lewis	Director	October 27, 2011

/S/ C. WILLIAM HOSLER C. William Hosler	Director	October 27, 2011

/S/ TIMOTHY M. HURD Timothy M. Hurd	Director	October 27, 2011

EXHIBIT INDEX

Exhibit No.	Description

1.1	Form of Underwriting Agreement.*

4.1	Second Amended and Restated Certificate of Incorporation (composite version; reflects all amendments through May 1, 2008) (incorporated by reference to Exhibit 3.1 to the registrant’s Quarterly Report on Form 10-Q filed with the SEC on May 12, 2008).

4.2	Amended and Restated Bylaws (composite version; reflects all amendments through February 16, 2011) (incorporated by reference to Exhibit 3.1 to the Form 8-K filed by the registrant on February 18, 2011).

4.3	Form of Senior Debt Security.*

4.4	Form of Senior Debt Security Indenture.*

4.5	Form of Subordinated Debt Security.*

4.6	Form of Subordinated Debt Security Indenture.*

4.7	Form of Certificate of Designations for Preferred Stock.*

4.8	Form of Deposit Agreement for Depositary Shares (including form of depositary receipt).*

4.9	Form of Warrant Agreement (including form of warrant certificate).*

4.10	Form of Unit Agreement (including form of unit certificate).*

4.11	Form of Purchase Contract Agreement (including form of related security certificate).*

4.12	Form of Certificate of Common Stock of CapitalSource Inc. (incorporated by reference to Exhibit 3 to the registrant’s Registration Statement on Form 8-A/A filed with the SEC on May 22, 2006).

4.13	Amended and Restated Registration Rights Agreement, dated August 30, 2002, among CapitalSource Holdings LLC and the holders parties thereto (incorporated by reference to Exhibit 10.11 to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-106076) filed with the SEC on June 12, 2003).

5.1	Opinion of Hogan Lovells US LLP regarding the legality of the securities being registered.†

12.1	Computation of Ratio of Earnings to Fixed Charges (incorporated by reference to Exhibit 12.1 to the registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2011).

23.1	Consent of Ernst & Young LLP.†

23.2	Consent of Hogan Lovells US LLP (included in Exhibit 5.1).†

24.1	Power of Attorney (included on signature page).

25.1	Form T-1 Statement of Eligibility of Trustee (Senior Debt Security Indenture).*

Exhibit No.	Description

25.2	Form T-1 Statement of Eligibility of Trustee (Subordinated Debt Security Indenture).*

*	To be filed by post-effective amendment or as an exhibit to a Form 8-K or other filing made by the registrant in connection with any offering of securities registered hereby.
†	Filed herewith.